Exhibit 99.1

One World. One KEMET Stifel Nicolaus 2012 Technology & Telecom Conference Presenters: Per Loof – Chief Executive Officer William M. Lowe – EVP and Chief Financial Officer February 8, 2012

Cautionary Statement 2 Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about KEMET Corporation's (the "Company") financial condition and results of operations that are based on management's current expectations, estimates and projections about the markets in which the Company operates, as well as management's beliefs and assumptions. Words such as "expects," "anticipates," "believes," "estimates," variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise. Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, the following: (i) adverse economic conditions could impact our ability to realize operating plans if the demand for our products declines, and such conditions could adversely affect our liquidity and ability to continue to operate; (ii) adverse economic conditions could cause the write down of long-lived assets; (iii) an increase in the cost or a decrease in the availability of our principal raw materials; (iv) changes in the competitive environment; (v) uncertainty of the timing of customer product qualifications in heavily regulated industries; (vi) economic, political, or regulatory changes in the countries in which we operate; (vii) difficulties, delays or unexpected costs in completing the restructuring plan; (viii) inability to attract, train and retain effective employees and management; (ix) inability to develop innovative products to maintain customer relationships and offset potential price erosion in older products; (x) exposure to claims alleging product defects; (xi) the impact of laws and regulations that apply to our business, including those relating to environmental matters; (xii) volatility of financial and credit markets affecting our access to capital; (xiii) needing to reduce the total costs of our products to remain competitive; (xiv) potential limitation on the use of net operating losses to offset possible future taxable income; (xv) restrictions in our debt agreements that limit our flexibility in operating our business; and (xvi) additional exercise of the warrant by K Equity which could potentially result in the existence of a significant stockholder who could seek to influence our corporate decisions.

Company Overview 3 KEMET Laboratories was founded by Union Carbide in 1919 U.S. listed company since 1992 Global manufacturer of tantalum, ceramic, film, aluminum, electrolytic & paper capacitors Offers 95% of dielectric solutions 23 manufacturing locations in 10 countries Manufacturing facilities in Mexico, China, Indonesia, Europe and the United States 10,000 employees worldwide (December 31, 2011) USA: 600 – Mexico: 5,000 Asia: 2,500 – Europe: 1,900 Global sales force covering the Americas, EMEA and Asia Recognized as the “Easy-to-Buy-From” company

Capacitors: Industry Background Essential passive electronic components that store, filter, and regulate electrical energy Required in anything that has an electric current (from iPods to giant windmills) Come in various shapes and sizes with a myriad of technical specifications May be numerous in some devices (e.g., 3,000+ in some flat panel TVs, 700+ in some smartphones) 4

Business Segment Overview

The Capacitance Company
KEMET
CHARGED.

	Tantalum Business	Ceramic Business	Film & Electrolytic Business
Market Segment / Selected Application Detail	Computer – Microprocessor Decoupling Telecommunications – Transceiver Cards Mobile Phones – Audio & Battery Backup Gaming – Processor Decoupling LCD TV – Video Converter Automotive – Engine Control/Safety Military/Aerospace – Avionics/Comm.	Computer – Microprocessor Decoupling Mobile Phones – General Automotive – Infotainment/Driver Convenience LCD TV/Gaming – General Industrial Specialty – Oil Exploration Military/Aerospace – Power Supply/Comm.	Industrial – Motor Start & Drives Automotive – HID Lighting/Engine Ctrl Renewable Energy – Power Inverters Industrial – Power Factor Correction Consumer/Industrial – Power Supplies
Products			

5

One world. One KEMET.

Global Reach and Low Cost Production Base

The Capacitance Company
KEMET
CHARGED.

- KEMET's facilities in Mexico, China and other international locations are among the most cost efficient in the world
- The Company's manufacturing facilities also provide proximity to large and growing end markets

Customers continue the trend of relocating production facilities to Asia

Production Base


Northhampton, England
Suomussalmi, Finland
Granna, Sweden
Weymouth, United Kingdom
Farjestaden, Sweden
Landsberg, Germany
Sasso Marconi, Italy
Monghidoro, Italy
Knoxville, TN
Vergato, Italy
Kyustendil, Bulgaria
Suzhou, China (2)
Greenville, South Carolina
Anting, China
Monterrey, Mexico (1)
Matamoros, Mexico
Evora, Portugal
Nantong, China
Ciudad Victoria, Mexico
Batam, Indonesia
Headquarters and Manufacturing (1)
Manufacturing (22)

(1) Includes two manufacturing facilities
(2) Includes three manufacturing facilities

Major Sales Locations

America's
- Wilmington, MA
- West Chester, PA
- Carmel, IN
- Shaumburg, IL
- Lake Mary, FL
- Ft Lauderdale, FL
- Milpitas, CA
- Guadalajara, Mexico

Asia
- Beijing, China
- Shanghai, China
- Shenzhen, China
- Taipei, Taiwan
- Hong Kong
- Bangalore, India
- Singapore
- Penang, Malaysia

EMEA
- Landsberg, Germany
- Rome, Italy
- Geneva, Switzerland
- Madrid, Spain
- Paris, France
- Rainhill, UK
- Coatbridge, UK
- Bishop's Stortford, UK
- Dortmund, Germany
- Espoo, Finland

6

One world. One KEMET.

Market Overview

Q3 FY12 Revenue

Strong Customer Relationships 9 KEMET’s emphasis on quality, diversified customer base and established industry presence spanning over ninety years creates advantages in meeting the needs of the OEM, EMS and Distribution channels Customer base includes nearly all of the world’s major electronics OEMs, EMS companies and ODMs Won multiple awards, including “Exceptional Sales Performance Award” for 2010 (Digi-Key), “Outstanding Performance Award” (Sanmina-SCI) and 2009 Innovision Award for Technology Development Extensive network of global Distribution partners Distribution EMS OEM

Robust and Growing Presence in Specialty Products 10 Specialty products represent higher margin business which generally require longer product design cycles but which also benefit from longer product lifecycles and greater servicing needs In recent years, KEMET has put more focus on growing market share in the specialty markets, including: alternative energy, extreme environments, medical, and military/aerospace In August 2009, KEMET was selected as one of thirty companies to receive a grant from the Department of Energy Alternative Energy Extreme Environment (e.g., High Temp, Vibration) Energy Exploration (e.g., Gas, Oil, Geothermal) Specialty Automotive (e.g., Under-Hood, Safety, Electric Drive Vehicle – “EDV”) Lighting Medical Military/Aerospace Telecom Infrastructure Power Supplies High Reliability (Long-life) Low ESR/ESL (Lower Energy Consumption and Higher Efficiency) Resistant to Environmental Stimuli (Heat, Vibration, Fluids) Non-Standard Configurations (Array, Low Profile, Case Size/Footprint) High Voltage High Temperature (>125°C) High Frequency (>1 Ghz) Specialty Products Attributes Targeted Specialty Markets KEMET is focusing on specialty markets as its primary areas of growth given the higher margin profile, recurring revenue potential and increased end market visibility

Alternative Energy Products & Facilities

GREEN ENERGY Potential Markets Hybrid/Electric Vehicles Wind Solar Thermal Tidal Storage Smart Grid Efficiency Electric Motors

GREEN ENERGY Customer Examples

Simpsonville, South Carolina – New Manufacturing Facility 14

15 Transport 16% Industrial 27% Mil/Med, 10% Consumer 11% Computer 16% Telecom 20%

Walking the Talk “Greening of Greenville” 16

Restructuring & Low-Cost Manufacturing in Europe

Skopje Macedonia- In Progress Building structural work complete. Exterior roof and wall cladding to be completed in February Manufacturing floor pour scheduled for late March First manufacturing equipment delivery schedule for May.

Ground Breaking ~200 people Union and Political Leadership represented Consolidation of multiple facilities in Italy Pontecchio

Acquisition and Supply Chain Iniativies Film & Electrolytic Business Group

KFM Foil Facility – Knoxville, TN 21

KEMET Foil Manufacturing Acquisition in June 2011 Foil Plant now fully integrated with KEMET Secured long-term supply of quality formed aluminum foil to support sustainable business growth Vertically integrated to assure long-term cost control and profitability 22

Acquisition and Supply Chain Iniativies Tantalum Business Group

Sourcing of Tantalum Ore - DRC First ore shipped from the DRC in September All activities consistent with current SEC Dodd-Frank Section 1502 KEMET publically commits to OECD Due Diligence Guidance pilot to improve guidance protocols for Conflict Minerals KEMET among leading companies to assure continuous improvements of quality of life in the DRC SEC Roundtable on 10/18 discusses Dodd-Frank Section 1502 in support of finalizing rule in the near future KEMET present at meeting Industry concerns regarding construction of rule discussed 24

Mechanized Mine Operations 25

Niotan Acquisition Agreement signed February 1, 2012 Leading manufacturer of Tantalum Powders Current supplier to KEMET Purchase price $75 million + $10 million in royalty payments $30 million at closing $45 million over thirty months Location in Carson City, Nevada Closing expected in March 2012 after expiration or termination of the waiting period under the Hart-Scott-Rodino Act 26

KEMET’s Tantalum Vertically Integrated Supply Chain Mine provides Ore KTaF converted to Ta Powder/Wire Ta Powder/Wire converts to Ta Capacitors Ore converted to KTaF

28 Sourcing Power of shutting down a plant or delay a delivery to start production on time. Increased from 1 to 5 suppliers to improve availability. Price Increase Control of price is in hands of suppliers and their sources (Ore, KTaF). Quarterly price increases for the last 2 years. Compliance Complexity to obtain the proper documentation (from 45 to 210 documents) to guarantee material is under compliance of EICC. Quality Process variation from lot to lot received. KEMET Process Engineering Team focused on variation control and screen. Cycle Time WW Logistics arrangements including all transportations, customs. Total Cycle Time from 300 to 500 days. Technology Alignment Most brilliant minds working separately Supplier vs. Customer to satisfy Company driven objectives KEMET’s Current Tantalum Extended Supply Chain

29 Sourcing KEMET will develop mining projects and control KTaF and Powder Refining Process to avoid supply volatility. Price Management KEMET will have influence on controlling the supply and price to avoid price volatility over time. Compliance KEMET will ensure compliance at the Mine through the whole extended supply chain. Quality KEMET Process Engineering Team will focus on eliminating variation through the extended process. Cycle Time KEMET Extended Supply Chain will have a Cycle Time of 150 days at the beginning of the process. Technology Alignment KEMET will align Technology Roadmaps to focus on Customer needs. KEMET’s Future Tantalum Supply Chain

KEMET’s Complete Vertically Integrated Tantalum Supply Chain KEMET now has the ability to manufacture the majority of its tantalum powder requirements KEMET is the only completely vertically integrated tantalum capacitor manufacturer of any appreciable size in the world KEMET’s strategy delivers a stable supply chain allowing us to be a strategic supplier to our global accounts KEMET control of supply chain will allow for technology developed on customer and market needs

Financial Overview

Financial Profile Commentary Total Debt (1) and Total Cash (2) LTM Adjusted EBITDA LTM Revenue Note: Dollars in millions. Fiscal year ends March 31. (1) Debt amounts represent face value of debt. (2) Cash excludes long term restricted cash Total debt has decreased by $179 million (~43%) from FYE 2008 through FQ3’12 Continued cash build to manage debt maturities and to provide operational flexibility (68% increase from FYE’08 to FQ3’12) 32 $413 $333 $284 $278 $234 $81 $39 $79 $152 $136 $0 $100 $200 $300 $400 $500 FYE'08 FYE'09 FYE'10 FYE'11 FQ3'12 Debt (1) Cash

Cash Position 33

Robust Operating Trends Quarterly Adjusted EBITDA and Adjusted EPS Revenue and Adjusted Gross Margin Adj. Gross Margin % 25.0% 28.1% 27.4% 25.1% 27.5% 23.8% 18.8% Adj. EBITDA - % of sales 18.5% 21.5% 20.1% 17.0% 19.4% 15.9% 9.2% FQ3'11 FQ4'11 FQ1'12 FQ2’12 FQ3’12 Basic 28,295 37,127 39,452 44,370 44,644 Diluted 51,960 52,293 52,338 52,230 52,209 Weighted-average shares outstanding (in thousands): 34 Note: Dollars in millions except Adjusted EPS

Balance Sheet

The Capacitance Company
KEMET
CHARGED.

($ in millions)	12/31/2011
Assets	
Cash and cash equivalents	$ 136.0
Accounts receivable, net	102.4
Inventories, net	212.1
Prepaid expenses & other current assets	27.7
Total current assets	478.2
Property, plant and equipment, net	290.0
Goodwill and intangible assets	20.5
Other assets	13.0
Total assets	**$ 801.7**

	12/31/2011
Liabilities & stockholders' equity	
Current portion of long-term debt	$ 1.2
Accounts payable	71.1
Accrued expenses and other payables	69.3
Total current liabilities	141.6
Long-term debt	229.8
Other non-current obligations	58.1
Deferred Income taxes	7.0
Total stockholders' equity	365.2
Total liabilities and stockholders' equity	**$ 801.7**

Metrics	
DSO (1)	43
Inventory turns (2)	3.4
DPO (3)	37
Working capital as a % of sales (4)	27.8%
Total debt/LTM Adjusted EBITDA (5)	1.4x

Debt Maturity Profile (6)


$300
$200
$100
$0
$50
$230
2012
2013
2014
2015
2016
2017
2018
Revolver
10.5% Senior Notes

Notes:
(1) Days sales outstanding defined as latest period Accounts receivable, net balance divided by annualized latest quarter sales times 365.
(2) Inventory turns defined as annualized latest quarter Cost of sales divided by latest period inventory balance.
(3) Days payable outstanding defined as latest period Accounts payable balance divided by annualized latest quarter Cost of sales times 365.
(4) Defined as Accounts receivable, net + Inventories, net – Accounts payable, divided by annualized latest quarter sales.
(5) LTM Adjusted EBITDA of $163 million calculated for the twelve months ended December 2011. Total debt equals face value of total debt of $234 million.
(6) $50.0 million revolving credit facility represented by dotted line since it is currently undrawn. $230 million represents face value of 10.5% senior notes. Table excludes $3.7 million of other debt.

35

One world. One KEMET.

Final Comments

Global Recovery – Three Big Worries for 2012 Resolution of Eurozone sovereign-debt problems China real estate market problem spill over Oil prices United States – A better fiscal 2012 Europe – Most likely a mild recession Japan – How long can the rebound be prolonged China – Concerns over a hard landing Exports & domestic demand decelerating simultaneously Other Large Emerging Markets – Momentum is slowing, but still strong Politics – The real wild card of 2012 Macroeonomic Drivers CY12/FY13

Semiconductors and KEMET Analysis of the data, and previous semiconductor cycles, indicates we are at or near the bottom of the economic cycle Prior electronic based recoveries have been in two phases We expect that sometime in Q1FY12, barring any surprises, we should see the second recovery phase take shape History tells us that phase 2 takes time to gain momentum

KEMET Bottom Line When momentum hits, the strongest markets are anticipated to be many of those we are focused on: Alternative energy (Wind & Solar) Smart Grid (Smart Meters) Thin client computing (Ultrabooks) Cloud computing (Servers) Lighting (LED) Energy efficiency (Motor Drives) Energy exploration (Downhole Monitoring) Automotive (Hybrid and overall electronic content) Telecommunications (Infrastructure) Military (Smart Weapons)

One world. One KEMET. 40

Appendix GAAP to Non-GAAP Reconciliations

Adjusted EBITDA Reconciliation to Net Income 42 (Amounts in thousands) LTM FQ3'11 LTM FQ4'11 LTM FQ1'12 LTM FQ2'12 LTM FQ3'12 Net income 42,296 $ 63,044 $ 114,992 $ 94,399 $ 39,461 $ Adjustments: Income tax expense 4,880 2,704 3,160 4,614 6,108 Interest expense, net 28,638 29,957 29,877 29,878 29,124 Depreciation and amortization expense 54,756 52,932 49,581 47,301 45,013 Stock-based compensation expense 988 1,783 2,825 3,476 2,250 Restructuring charges 11,806 7,171 6,404 5,706 15,352 Registration related fees 950 1,531 1,735 1,812 862 ERP integration costs 1,257 1,915 2,840 4,383 5,593 Gain on licensing of patents (2,000) (2,000) (2,000) - - Net (gain) loss on sales and disposals of assets (2,907) (1,261) (1,473) 257 237 Loss on early extinguishment of debt 38,248 38,248 - - - Net foreign exchange gain (1,715) (2,888) (4,283) (213) (1,695) Inventory write downs. - 2,991 2,991 2,991 2,991 Acquisition related fees - - 610 610 610 Plant start-up costs - - - 718 1,384 Write down of long-lived asssets - - - - 15,786 177,197 $ 196,127 $ 207,259 $ 195,932 $ 163,076 $

Adjusted Gross Margin Reconciliation to Gross Margin 43 ($ in thousands) FQ1'11 FQ2'11 FQ3'11 FQ4'11 FQ1'12 FQ2'12 FQ3'12 Net sales 243,794 $ 248,588 $ 264,654 $ 261,452 $ 289,856 $ 265,514 $ 218,795 $ Gross margin 60,908 $ 69,718 $ 72,522 $ 62,494 $ 79,352 $ 62,195 $ 40,490 $ Adjustments: Stock-based compensation expense (recovery) 38 $ 32 $ 56 $ 90 $ 249 $ 206 $ (114) $ Plant start-up costs - - - - - 718 666 Inventory write downs - - - 2,991 - - - Adjusted gross margin 60,946 $ 69,750 $ 72,578 $ 65,575 $ 79,601 $ 63,119 $ 41,042 $ Adjusted gross margin % 25.0% 28.1% 27.4% 25.1% 27.5% 23.8% 18.8%

Adjusted EBITDA Reconciliation to Net Income (Loss) 44 (Amounts in thousands) FQ4'10 FQ1'11 FQ2'11 FQ3'11 FQ4'11 FQ1'12 FQ2'12 FQ3'12 Net income (loss) 317 $ (20,099) $ 34,911 $ 27,167 $ 21,065 $ 31,849 $ 14,318 $ (27,771) $ Adjustments: Income tax expense 2,387 1,275 593 625 211 1,731 2,047 2,119 Interest expense, net 6,223 7,437 7,250 7,728 7,542 7,357 7,251 6,974 Depreciation and amortization expense 13,453 14,510 14,132 12,661 11,629 11,159 11,852 10,373 Stock-based compensation expense (recovery) 77 149 333 429 872 1,191 984 (797) Restructuring charges 6,609 1,792 2,303 1,102 1,974 1,025 1,605 10,748 Registration related fees - - - 950 581 204 77 - ERP integration costs - 280 375 602 658 1,205 1,918 1,812 Gain on licensing of patents - - (2,000) - - - - Net (gain) loss on sales and disposals of assets (1,501) 335 (1,770) 29 145 123 (40) 9 Loss on early extinguishment of debt - 38,248 - - - - - - Net foreign exchange (gain) loss (2,093) 1,272 (2,679) 1,785 (3,266) (123) 1,391 303 Inventory write downs - - - - 2,991 - - - Acquisition related fees - - - - - 610 - - Plant start-up costs - - - - - - 718 666 Write down of long lived assets - - - - - - - 15,786 Adjusted EBITDA 25,472 $ 45,199 $ 53,448 $ 53,078 $ 44,402 $ 56,331 $ 42,121 $ 20,222 $

Adjusted Net Income Reconciliation to Net Income (Loss)

The Capacitance Company
KEMET
CHARGED.

(Amounts in thousands, except per share data)

	FQ1'11	FQ2'11	FQ3'11	FQ4'11	FQ1'12	FQ2'12	FQ3'12
Net income (loss)	$ (20,099)	$ 34,911	$ 27,167	$ 21,065	$ 31,849	$ 14,318	$ (27,771)
Adjustments:							
Amortization included in interest expense	1,924	830	1,210	966	1,044	1,012	847
Stock-based compensation expense (recovery)	149	333	429	872	1,191	984	(797)
Restructuring charges	1,792	2,303	1,102	1,974	1,025	1,605	10,748
Registration related fees	-	-	950	581	204	77	-
ERP integration costs	280	375	602	658	1,205	1,918	1,812
Gain on licensing of patents	-	(2,000)	-	-	-	-	-
Net (gain) loss on sales and disposals of assets	335	(1,770)	29	145	123	(40)	9
Loss on early extinguishment of debt	38,248	-	-	-	-	-	-
Net foreign exchange (gain) loss	1,272	(2,679)	1,785	(3,266)	(123)	1,391	303
Inventory write downs	-	-	-	2,991	-	-	-
Acquisition related fees	-	-	-	-	610	-	-
Plant start-up costs	-	-	-	-	-	718	666
Write down of long-lived asssets	-	-	-	-	-	-	15,786
Income tax expense related to foreign tax law changes	-	-	-	-	-	-	1,448
Tax impact of adjustments	(268)	(364)	(196)	(428)	(159)	406	(1,050)
Adjusted net income	$ 23,633	$ 31,939	$ 33,078	$ 25,558	$ 36,969	$ 22,389	$ 2,001
Adjusted net income per share:							
Basic	$ 0.87	$ 1.18	$ 1.17	$ 0.69	$ 0.94	$ 0.50	$ 0.04
Diluted	$ 0.48	$ 0.62	$ 0.64	$ 0.49	$ 0.71	$ 0.43	$ 0.04
Adjusted weighted average shares outstanding:							
Basic	27,045	27,092	28,295	37,127	39,452	44,370	44,644
Diluted	49,457	51,194	51,960	52,293	52,338	52,230	52,209

45

One world. One KEMET.

Non-GAAP Financial Measures Non-GAAP Financial Measures Included in this presentation are certain non-GAAP financial measures designed to complement the financial information presented in accordance with generally accepted accounting principles in the United States of America because management believes such measures are useful to investors. Adjusted gross margin Adjusted gross margin represents net sales less cost of sales excluding adjustments which are outlined in the quantitative reconciliation provided earlier in this presentation. Management uses Adjusted gross margin to facilitate our analysis and understanding of our business operations and believes that Adjusted gross margin is useful to investors because it provides a supplemental way to understand the underlying operating performance of the Company. Adjusted gross margin should not be considered as an alternative to gross margin or any other performance measure derived in accordance with GAAP. Adjusted net income and Adjusted EPS Adjusted net income and Adjusted EPS represent net income/loss and EPS, excluding adjustments which are more specifically outlined in the quantitative reconciliation provided earlier in this presentation. Management uses Adjusted net income and Adjusted EPS to evaluate the Company's operating performance and believes that Adjusted net income and Adjusted EPS are useful to investors because they provide a supplemental way to possibly better understand the underlying operating performance of the Company. Adjusted net income and Adjusted EPS should not be considered as alternatives to net income, operating income or any other performance measures derived in accordance with GAAP. 46

Non-GAAP Financial Measures (Cont’d) Adjusted EBITDA Adjusted EBITDA represents net income before income tax expense, interest expense, net, and depreciation and amortization expense, adjusted to exclude the following: stock-based compensation expense/recovery, restructuring charges, registration related fees, ERP integration costs, gain on licensing of patents, net gain/loss on disposals of assets, loss on early extinguishment of debt, net foreign exchange gain/loss, inventory write downs, acquisition related fees, plant start-up costs and write down of long-lived assets. We present Adjusted EBITDA as a supplemental measure of our performance and ability to service debt. We also present Adjusted EBITDA because we believe such measure is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. We believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because cash expenditures on interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up; depreciation and amortization are non-cash charges. The other items excluded from Adjusted EBITDA are excluded in order to better reflect our continuing operations. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these types of adjustments. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity. 47

Non-GAAP Financial Measures (Cont’d) Our Adjusted EBITDA measure has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are: it does not reflect our cash expenditures, future requirements for capital expenditures or contractual commitments; it does not reflect changes in, or cash requirements for, our working capital needs; it does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payment on our debt; although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and our Adjusted EBITDA measure does not reflect any cash requirements for such replacements; it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows; it does not reflect the impact of earnings or charges resulting from matters we consider not be indicative of our ongoing operations; it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure. Because of these limitations, Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations. You should compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally. 48